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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements of EMC Corporation on Form S-3 (File Nos. 333-24901, 333-41079 and 333-60177) and on Form S-8 (File Nos. 33-51800, 33-54860, 33-63665, 333-31471,
333-55801, 333-1375, 333-05133, 333-61113, 333-63045 and 333-57263) of our
report dated January 22, 1999 on our audits of the consolidated financial statements and consolidated financial statement schedule of EMC Corporation as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.

                                          /s/ PricewaterhouseCoopers LLP

                                          PricewaterhouseCoopers LLP

Boston, Massachusetts
March 11, 1999